UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2015

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On March 5, 2015, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Visteon Corporation (the “Company”) approved increases in the annual base salaries of certain employees, including an increase of $17,850 for Martin Thall, Executive Vice President and Electronics Product Group President, effective as of April 1, 2015. In addition, the Committee increased the annual incentive bonus target opportunity for 2015 of Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer, from 80% to 90% of his annual base salary.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

On March 5, 2015, the Board of Directors, based on the recommendations of the Corporate Governance and Nominating Committee, made the following committee appointments:

•	Audit Committee: Duncan H. Cocroft (Chair); Robert J. Manzo; and David L. Treadwell;

•	Organization and Compensation Committee: David L. Treadwell (Chair); Duncan H. Cocroft; Jeffrey D. Jones; and Harry J. Wilson;

•	Corporate Governance and Nominating Committee: Robert J. Manzo (Chair); Joanne M. Maguire; Rouzbeh Yassini-Fard; and George Yuen; and

•	Finance & Corporate Strategy Committee: Harry J. Wilson (Chair); Jeffrey D. Jones; Robert J. Manzo; David L. Treadwell; and George Yuen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 11, 2015	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel